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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

JONES PROGRAMMING PARTNERS 1-A, LTD.
(Exact name of registrant as specified in its charter)

Colorado	0-19075	84-1088820
(State of Organization)	(Commission File No.)	(IRS Employer Identification No.)

9697 E. Mineral Avenue, Englewood, CO 80112
(Address of principal executive office and Zip Code)

Registrant's telephone number, including area code (303) 792-3111

Item 5. Other Events and Regulation FD Disclosure.

        On December 16, 2002, Jones Entertainment Group, Ltd., the general partner (the "General Partner"), of Jones Programming Partners 1-A, Ltd., a Colorado limited partnership (the "Partnership"), made a final distribution to the Limited Partners of the Partnership of $80,630 (approximately $6.33 per Limited Partnership Interest).

        The Partnership is dissolved and a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 shall be filed promptly with the Securities and Exchange Commission after the filing of this Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES PROGRAMMING PARTNERS 1-A, LTD.
	By:	Jones Entertainment Group, Ltd., as General Partner
Dated: December 16, 2002		By:	/s/ TIMOTHY J. BURKE Timothy J. Burke Vice President

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES